UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

FLUENCE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40978	87-1304612
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203

(Address of principal executive offices) (Zip Code)

(833) 358-3623

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.00001 par value per share	FLNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Indenture and Notes.

On December 12, 2024, Fluence Energy, Inc. (the “Company”) issued $400,000,000 aggregate principal amount of its 2.25% Convertible Senior Notes due 2030 (the “Notes”). The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of December 12, 2024, between the Company and UMB Bank, National Association, as trustee (the “Trustee”). The Notes issued on December 12, 2024 include $50,000,000 principal amount of Notes issued pursuant to the full exercise by the initial purchasers of their option to purchase additional Notes.

The Notes will be the Company’s senior, unsecured obligations and will be equal in right of payment with the Company’s existing and future senior, unsecured indebtedness, senior in right of payment to the Company’s future indebtedness that is expressly subordinated to the Notes, if any, and effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Notes will accrue interest at an annual rate of 2.25%, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2025. The Notes will mature on June 15, 2030, unless earlier converted or redeemed or repurchased by the Company. Noteholders may convert their Notes at their option only in the following circumstances: (1) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on March 31, 2025, if the last reported sale price per share of the Company’s Class A common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s Class A common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on the Company’s Class A common stock (as described in the Indenture); (4) if the Company calls such Notes for redemption; and (5) at any time from, and including, March 15, 2030 until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying consideration that consists of cash, shares of the Company’s Class A common stock or a combination of cash and shares of the Company’s Class A common stock (together with cash in lieu of any fractional share, if applicable), at the Company’s election, based on the applicable conversion rate(s). The initial conversion rate is 46.8472 shares per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $21.35 per share, and is subject to adjustment as described in the Indenture. If a “make-whole fundamental change” (as defined in the Indenture) occurs, then the Company will in certain circumstances increase the conversion rate for a specified period of time.

The Notes will be redeemable, in whole or in part (subject to the partial redemption limitation described in the Indenture), at the Company’s option at any time, and from time to time, on or after December 20, 2027 and on or before the 50th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if (i) the Notes are “freely tradable” (as defined in the Indenture), and all accrued and unpaid additional interest, if any, has been paid in full, as of the date the Company sends the related redemption notice; and (ii) the last reported sale price per share of the Company’s Class A common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date the Company sends such notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If a “fundamental change” (as defined in the Indenture) occurs, then, except as described in the Indenture, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the “fundamental change repurchase date” (as defined in the Indenture).

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to convert a Note upon the exercise of a conversion right with respect thereto; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $25,000,000; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 365 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such Exhibits.

Capped Call Transactions

In connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “capped call transactions”) with certain of the initial purchasers and/or their respective affiliates and other financial institutions (the “counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of the Company’s Class A common stock that will initially underlie the Notes. The cap price of the capped call transactions is initially approximately $28.74 per share, which represents a premium of approximately 75% over the last reported sale price per share of the Company’s Class A common stock on December 10, 2024, and is subject to customary adjustments under the terms of the capped call transactions.

The capped call transactions are generally expected to offset the potential dilution to the Class A common stock and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, with such offset subject to a cap, as the case may be, as a result of any conversion of the Notes. If the initial purchasers exercise their option to purchase additional Notes, the Company expects to enter into additional capped call transactions with the counterparties.

In connection with establishing their initial hedge of these capped call transactions, the Company has been advised that the counterparties (i) may enter into various over-the-counter cash-settled derivative transactions with respect to the Class A common stock and/or purchase the Class A common stock in secondary market transactions concurrently with, or shortly after, the pricing of the Notes; and (ii) may enter into or unwind various over-the-counter derivatives and/or purchase the Class A common stock in secondary market transactions following the pricing of the Notes. These activities could have the effect of increasing or preventing a decline in the price of the Class A common stock concurrently with or following the pricing of the Notes and under certain circumstances, could affect the ability to convert the Notes.

In addition, we expect that the counterparties may modify or unwind their hedge positions by entering into or unwinding various derivative transactions and/or purchasing or selling the Class A common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to maturity of the Notes (and are likely to do so (x) during any observation period related to a conversion of the Notes or following any redemption or fundamental change repurchase of the Notes, (y) following any other repurchase of the Notes if the Company unwinds a corresponding portion of the capped call transactions in connection with such repurchase and (z) if the Company otherwise unwinds all or a portion of the capped call transactions). The effect, if any, of these transactions and activities on the market price of the Class A common stock or the Notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of the Class A common stock and the value of the Notes, and potentially the value of the consideration that a noteholder will receive upon the conversion of the Notes and could affect a noteholder’s ability to convert the Notes.

The above description of the capped call transactions is a summary and is not complete. A copy of the form of the Capped Call Confirmations is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the confirmations set forth in such Exhibit.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s Class A common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 24,360,520 shares of the Company’s Class A common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 46.8472 shares of Class A common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01. Other Events.

Closing Press Release

On December 12, 2024, the Company issued a press release announcing the completion of the Notes offering. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description
4.1	Indenture, dated as of December 12, 2024, between Fluence Energy, Inc. and UMB Bank, National Association, as trustee.
4.2	Form of Certificate representing the 2.25% Convertible Senior Notes due 2030 (included as Exhibit A to Exhibit 4.1).
10.1	Form of Capped Call Confirmations.
99.1	Press Release issued on December 12, 2024.
104	Cover Page Interactive Data File formatted in iXBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUENCE ENERGY, INC.

Date: December 12, 2024	By:	/s/ Ahmed Pasha
Ahmed Pasha
Senior Vice President and Chief Financial Officer